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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion within this Registration Statement on Form SB-2 of our report dated April 26, 2002 on our audit of the financial statements of the Company as of March 31, 2002 and for the period ended February 8, 2002 (inception) to March 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2.



/s/ Kabani & Company, Inc.


Kabani & Company, Inc.

Fountain Valley, California
May 2, 2002













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